Exhibit 10.56

Guaranty Fee Agreement

THIS GUARANTY FEE AGREEMENT (this “Agreement”) is entered into as of the      day of November, 2006, by OpBiz, L.L.C., a Nevada limited liability company having an address at 3667 Las Vegas Boulevard South, Las Vegas, Nevada  89109, PH Fee Owner LLC, a Delaware limited liability company having an address at 3667 Las Vegas Boulevard South, Las Vegas, Nevada  89109 (together, collectively, “Borrower”) and Trophy Hunter Investments, Ltd., a Florida limited partnership, Bay Harbour 90-1, Ltd., a Florida limited partnership and Bay Harbour Master, Ltd., a Cayman Islands exempted company, each having an address at c/o Bay Harbour Management L.C., 885 Third Avenue, New York, NY 10022 (together, collectively, “Guarantor”).

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”) Borrower has taken a loan (the “Loan”) from Column Financial, Inc. (together with its permitted successors and assigns, “Lender”) in the maximum principal amount of $820,000,000.00;

WHEREAS, as a condition to the making of the Loan, Lender has required that Guarantor, which holds an indirect ownership interest in Borrower, execute and deliver that certain Guaranty Agreement (the “Guaranty”), dated as of the date hereof, by Guarantor in favor of Lender pursuant to which Guarantor guaranties payment of certain Guaranteed Obligations (as defined in the Recourse Guaranty);

WHEREAS, as an inducement to Guarantors to execute and deliver the Guaranty, Borrower as agreed to pay certain fees to Guarantors.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement as in effect on the date hereof.

2.                                       Guaranty Fee.  Borrower hereby agrees to pay to Guarantor an annual fee (the “Guaranty Fee”) in the aggregate amount of $1,500,000.00, to be paid in arrears in equal quarterly installments until such time as the Guaranty is terminated by its terms.  The Guaranty Fee shall be prorated on a per diem basis for any partial quarter during the term of this Agreement.

3.                                       Deferral of Payment.  Borrower and Guarantor agree that until the Debt is repaid in full, except as provided in the two immediately succeeding sentences, the payment of the Guaranty Fee shall be subordinate to the Borrower’s obligation to repay the Debt as follows:  Borrower shall not make and Guarantor shall not accept the payment of the Guaranty Fee (but the Guaranty Fee shall be permitted to accrue).  Borrower may make and Guarantor may accept payment of the

                                                Guaranty Fee (or a portion thereof) from and after such time as the Property achieves a Debt Service Coverage Ratio equal to not less than 1.2:1.0 for a period of one month (after giving effect to the payment of the Guaranty Fee or such portion thereof as may be paid while maintaining a Debt Service Coverage Ratio of 1.2:1.0) (the “Minimum DSCR”); provided that no Event of Default shall have occurred and be continuing.  If at any time after achievement of the Minimum DSCR the Property fails to maintain the Minimum DSCR for any month, Borrower shall cease to pay and Guarantor shall not accept the Guaranty Fee until such time as the Property again achieves the Minimum DSCR (but the Guaranty Fee shall be permitted to accrue); provided that no Event of Default shall have occurred and be continuing.  It is intended that Lender be a third party beneficiary of this paragraph 3.

4.                                       Interest.  Any accrued and unpaid Guaranty Fees shall bear interest at a rate equal to the Applicable Interest Rate as in effect from time to time.

5.                                       Application of Payments.  Payments by Borrower shall be applied (i) first, to accrued and unpaid interest, (ii) second, to accrued and unpaid Guaranty Fees and (iii) third, to current Guaranty Fees.

6.                                       Consideration.  Guarantor and Borrower agree that the Guaranty Fee is fair and adequate consideration for the liability undertaken by Guarantor pursuant to the Guaranty.

7.                                       Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

8.                                       Amendment.  No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party.

9.                                       Severability.  In case any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

10.                                 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BORROWER:
OPBIZ, L.L.C., a Nevada limited liability company

By:
Name:
Title:

PH FEE OWNER LLC, a Delaware limited liability company

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

GUARANTOR:

TROPHY HUNTER INVESTMENTS, LTD., a Florida limited liability company

By:	BAY HARBOUR HOLDINGS LLC,
its general partner

By:
Name: Douglas Teitelbaum
Title: Managing Member

BAY HARBOUR 90-1, LTD., a Florida limited liability company

By:	BAY HARBOUR HOLDINGS LLC, its general partner

By:
Name: Douglas Teitelbaum
Title: Managing Member

BAY HARBOUR MASTER, LTD., a Cayman Islands exempted company

By:	BAY HARBOUR PARTNERS, LTD.,
its sole member

	By:	BAY HARBOUR MANAGEMENT, L.C., its investment manager

By:
Name: Douglas Teitelbaum
Title: Managing Member